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                                                                  EXHIBIT 10.5.3


           AMENDMENT AND WAIVER NO. 2 TO AMENDED AND RESTATED CREDIT
                             AND GUARANTY AGREEMENT

         THIS AMENDMENT AND WAIVER NO. 2 TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of March 27, 1997 (this "Amendment Agreement"), among E-Z SERVE CONVENIENCE STORES, INC., a Delaware corporation (the "Borrower"), E-Z SERVE CORPORATION, a Delaware corporation (the "Parent"), the Lenders (as defined below) and SOCIETE GENERALE ("SG"), as agent (in such capacity, the "Agent") for the Lenders,

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Parent, the various financial institutions parties thereto (collectively, the "Lenders") and the Agent have heretofore entered into a certain Amended and Restated Credit and Guaranty Agreement (amending and restating the Credit and Guaranty Agreement, dated as of January 17, 1995), dated as of October 2, 1995 (the "Existing Credit Agreement" and, as heretofore amended, and together with this Amendment Agreement, the "Credit Agreement"); and

         WHEREAS, the Borrower and the Parent desire to amend, among other things, the Revolving Loan Commitment Termination Date, the amortization schedule and Stated Maturity Date of the Term Loans, the interest rate for LIBO Rate Loans, the financial covenants and the capital expenditure levels, all as more fully set forth herein; and

         WHEREAS, the Lenders are willing to consent to such limited waiver and amendments, but only upon the terms and conditions set forth below (including
Article III);

         NOW, THEREFORE, the parties hereto hereby agree as follows:





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ARTICLE I
                                  DEFINITIONS

         Unless otherwise defined or the context otherwise requires, terms used in this Amendment Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                   ARTICLE II
             AMENDMENTS AND LIMITED WAIVER TO CERTAIN PROVISIONS OF
                              THE CREDIT AGREEMENT

         Effective on (and subject to the occurrence of) the Effective Date (as defined in Section 3.1), certain terms and provisions of the Existing Credit Agreement are hereby waived, modified and amended in accordance with this
Article II. Except as so waived, modified and amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

         SECTION 2.1 Limited Waiver with respect to Section 7.1.9 (Springing Liens) of the Existing Credit Agreement, etc. The Lenders hereby waive compliance (to the extent necessary and so long as the Borrower and the Parent continue to cooperate with the Agent to achieve compliance as soon as possible) by the Borrower and the Parent until May 5, 1997, solely with respect to (i) the applicable provisions of Section 7.1.9 of the Credit Agreement and (ii) the applicable provisions of the letter agreement, dated as of January 27, 1997, among the Agent, the Lenders signatories thereto, the Parent, the Borrower and Phemus Corporation, requiring the Borrower, within 30 days from the date of such letter agreement, to execute the mortgages, deeds of trust, UCC financing statements and any other related documents required to grant the Agent a first priority leasehold Lien on operating facilities and a first priority mortgage Lien on real property, fixtures, buildings and improvements thereon.

         SECTION 2.2 New definition of BofA Cash Management Agreement. The definition of BofA Cash Management Agreement is hereby inserted as a new definition in its correct alphabetical order.




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                 "BofA Cash Management Agreement" means, the Cash Management
         Services Agreement, dated March 6, 1997, between the Borrower and Bank of America.

         SECTION 2.3 Amendment to definition of Borrowing Base Amount. The definition of Borrowing Base Amount is hereby amended by adding the following new sentence to the end of such definition:

                 "From the period beginning March 27, 1997 and ending on September 30, 1997 only, on any Borrowing Base Amount calculation date, the calculation of the Borrowing Base Amount shall be decreased by $2,000,000 during such period; provided, however, that for only the period from the 20th day of each month (commencing March 27, 1997) through the later of (i) the first Monday of each month and (ii) the 5th day of each subsequent month, only through September 30, 1997, the calculation of the Borrowing Base Amount shall be increased by $2,000,000 during such period."

         SECTION 2.4 Amendment to definition of Business Acquisition. The definition of Business Acquisition is hereby deleted in its entirety.

         SECTION 2.5 Amendment to definition of Capital Expenditure Level. The definition of Capital Expenditure Level is hereby deleted in its entirety.

         SECTION 2.6 Amendment to definition of Capital Expenditures. The definition of Capital Expenditures is hereby amended in its entirety by substituting the following therefor:

              "Capital Expenditures" means, for any period, without duplication, the sum of

                          (a) the aggregate amount of all expenditures of the Parent and its Subsidiaries (including the Borrower and its Subsidiaries) for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

                          (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.




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         SECTION 2.7  New definition of Commitment Termination Date.  The definition of Commitment Termination Date is hereby inserted as a new definition in its correct alphabetical order.

                 "Commitment Termination Date" means, as the case may be, the Revolving Loan Commitment Termination Date or the Term Loan Commitment Termination Date.

         SECTION 2.8 New definition of Cumulative Capital Expenditures. The definition of Cumulative Capital Expenditures is hereby inserted as a new definition in its correct alphabetical order.

                 "Cumulative Capital Expenditures" means, the cumulative aggregate amount of Capital Expenditures commencing with the fiscal month beginning December 30, 1996.

         SECTION 2.9 New definition of Cumulative EBITDA. The definition of Cumulative EBITDA is hereby inserted as a new definition in its correct alphabetical order.

                 "Cumulative EBITDA" means, the cumulative aggregate amount of EBITDA commencing with the fiscal month beginning December 30, 1996.

         SECTION 2.10 New definition of Cumulative Interest Expense. The definition of Cumulative Interest Expense is hereby inserted as a new definition in its correct alphabetical order.

                 "Cumulative Interest Expense" means, the cumulative aggregate amount of Interest Expense commencing with the fiscal month beginning December 30, 1996.

         SECTION 2.11 Amendment to definition of Excess Insurance Proceeds. The definition of Excess Insurance Proceeds is hereby deleted in its entirety.

         SECTION 2.12 Amendment to definition of Fixed Charge Coverage Ratio. The definition of Fixed Charge Coverage Ratio is hereby amended in its entirety by substituting the following therefor:

                 "Fixed Charge Coverage Ratio" means, as of the last day of any fiscal month, the ratio of:




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                          (a)  Cumulative EBITDA for the Rolling Period ending
                 on such day;

                 to

                          (b)  the sum of

                                  (i) Cumulative Interest Expense paid in cash for such Rolling Period;

                          plus

                                  (ii) all Cumulative Capital Expenditures made
                          in such Rolling Period.

         SECTION 2.13 Amendment to definition of Gross Profit Margin. The definition of Gross Profit Margin is hereby deleted in its entirety.

         SECTION 2.14 New definition of Insurance Proceeds. The definition of Insurance Proceeds is hereby inserted as a new definition in its correct alphabetical order.

                 "Insurance Proceeds" means the insurance proceeds received by the Agent pursuant to clause (d) of Section 7.1.4.

         SECTION 2.15 Amendment to definition of Interest Coverage Ratio. The definition of Interest Coverage Ratio is hereby amended in its entirety by substituting the following therefor:

                 "Interest Coverage Ratio" means, as of the last day of any fiscal month, the ratio of:

                 (a) Cumulative EBITDA for the Rolling Period ending on such day to

                 (b) Cumulative Interest Expense paid in cash for such Rolling Period.

         SECTION 2.16 Amendment to definition of Interest Period. The definition of Interest Period of the Existing Credit




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Agreement is hereby amended by deleting the words "one, three or six months thereafter" appearing on the fifth line thereof and substituting such words with "one month thereafter".

         SECTION 2.17  Amendment to definition of Net Debt Proceeds.  Clause
(b) of the definition of Net Debt Proceeds of the Existing Credit Agreement is hereby amended in its entirety by substituting the following therefor:

                 "(b) in connection with the issuance, incurrence, placement or sale of permitted Indebtedness, (i) all reasonable and customary fees and expenses actually paid by the Parent or its Subsidiaries (except as provided in clause (ii)) and (ii) underwriters' discounts and commissions not payable to the Parent, any of its Subsidiaries or any of their Affiliates."

         SECTION 2.18 Amendment to definition of Net Disposition Proceeds. The definition of Net Disposition Proceeds of the Existing Credit Agreement is hereby amended in its entirety by substituting the following therefor:

                 "Net Disposition Proceeds" means the excess of

                          (a) the gross cash proceeds (other than proceeds from any sale of Inventory of the Parent or any of its Subsidiaries in the ordinary course of their business) received by the Parent or any of its Subsidiaries from any Permitted Disposition, including any cash payments received by way of a deferred payment of principal pursuant to a permitted note or installment receivable or otherwise, but only when and as received;

         over

                          (b) (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage, accounting and other professional fees actually incurred by the Parent and its Subsidiaries in connection with such Permitted Disposition which have not been paid to Affiliates of the Parent or any of its Subsidiaries, (ii) all taxes actually paid or estimated by the Parent (in good faith) to be payable in cash in connection with such Permitted Disposition; provided,




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                 however, that if, after the payment of all taxes with respect to such Permitted Disposition, the amount of estimated taxes, if any, pursuant to clause (ii) above exceeded the amount of taxes actually paid in cash in respect of such Permitted Disposition, the aggregate amount of such excess shall be immediately payable, pursuant to clause (c) of Section 3.1.2, as Net Disposition Proceeds, and (iii) if permitted hereunder or otherwise by the Required Lenders, the aggregate amount of any Indebtedness of the type referred to in clause (a) of the definition thereof which is secured by such asset and required to be repaid from such gross cash proceeds.

         SECTION 2.19  Amendment to definition of Net Equity Proceeds.  Clause
(b) of the definition of Net Equity Proceeds of the Existing Credit Agreement is hereby amended in its entirety by substituting the following therefor:

                          "(b)  in connection with such issuance, placement or
                 sale of such equity securities, all (i) reasonable and customary fees and expenses actually paid by the Parent or its Subsidiaries or the Parent or any corporation of which the Parent is a Subsidiary (except as provided in clause (ii)) and
                 (ii) underwriters' discounts and commissions not payable to the Parent, any of its Subsidiaries or any of their Affiliates.

         SECTION 2.20 Amendment to definition of Net Income. The definition of Net Income is hereby deleted in its entirety by substituting the following therefor:

                 "Net Income" means, for any period, all amounts (exclusive of all amounts in respect of any non-cash gains or losses and gains and losses associated with dispositions (except to the extent of gains of up to $458,000 in Fiscal Year 1997 in respect of any such dispositions)) which, in accordance with GAAP, would be included as net income on the consolidated statements of income of the Parent and its Subsidiaries for such period.

         SECTION 2.21 Amendment to definition of Obligations. The definition of Obligations is hereby deleted in its entirety by substituting the following therefor:




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                 "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes, each other Loan Document and, until September 30, 1997, the obligations of the Borrower to Bank of America under the BofA Cash Management Agreement (to the extent and only to the extent of up to $2,000,000 in the aggregate).

         SECTION 2.22 Amendment to definition of Permitted Business Acquisition. The definition of Permitted Business Acquisition is hereby deleted in its entirety.

         SECTION 2.23 Amendment to definition of Permitted Disposition. The definition of Permitted Disposition is hereby amended in its entirety by substituting the following therefor:

                 "Permitted Disposition" means any sale, lease, transfer or other disposition of assets of the Borrower or any other Subsidiary of the Parent to the extent that

                          (a) the Borrower or such other Subsidiary shall receive only cash consideration therefor, provided that the Borrower or such other Subsidiary may receive promissory notes having terms that are customary for seller-financed transactions, to the extent the aggregate principal amount of all such promissory notes received by the Borrower and such other Subsidiaries in any Fiscal Year does not exceed $250,000;

                          (b) the Borrower and such other Subsidiaries shall have received fair value therefor; and

                          (c) at the time of each such disposition, no Default or Event of Default shall have occurred and be continuing.

         SECTION 2.24 Amendment to definition of Required Lenders. The definition of Required Lenders of the Existing Credit Agreement is hereby amended in its entirety by substituting the following therefor:

                 "Required Lenders" means, at the time any determination thereof is to be made, Lenders holding 66-2/3% or more of the aggregate of (a) the then aggregate unpaid principal




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         amount of the Term Notes and (b) the Revolving Loan Commitments (or,
         if the Revolving Loan Commitments are no longer in effect, the aggregate unpaid principal amount, if any, of Revolving Notes and Letter of Credit Outstandings).

         SECTION 2.25 Amendment to definition of Revolving Loan Commitment Termination Date. Clause (a) of the definition of Revolving Loan Commitment Termination Date of the Existing Credit Agreement is hereby amended in its entirety by substituting the following new clause (a) therefor:

                          "(a)  October 1, 1998;".

         SECTION 2.26 Amendment to definition of Rolling Period. The definition of Rolling Period of the Existing Credit Agreement is hereby amended in its entirety by substituting the following therefor:

                 "Rolling Period" means, as of any date of calculation, the period commencing with December 30, 1996 and ending on the date of such calculation, provided, however, that commencing with the fiscal month ending January 25, 1998, the "Rolling Period" shall mean the immediately preceding twelve month period from the date of calculation.

         SECTION 2.27 Amendment to definition of Series H Preferred Stock. The definition of Series H Preferred Stock is hereby added in its correct alphabetized order.

                 "Series H Preferred Stock" means the Convertible Preferred Stock, Series H, of the Parent, par value $.01 per share.

         SECTION 2.28 Amendment to definition of SGA Margin. The definition of SGA Margin is hereby amended in its entirety to read as follows:

                 "SGA Margin" means, as of the last day of any Fiscal Quarter (commencing with the Fiscal Quarter ending March 30, 1997), the percentage obtained by dividing (a) selling, general and administrative expenses (as determined in accordance with GAAP) of the Parent and its Subsidiaries for the period ending on such day by (b) total sales (as




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         determined in accordance with GAAP) by the Parent and its Subsidiaries for such period.

         SECTION 2.29 Amendment to definition of Stated Maturity Date. The definition of Stated Maturity Date is hereby amended in its entirety to read as follows:

                 "Stated Maturity Date" means in the case of any Term Loan or Revolving Loan, October 1, 1998.

         SECTION 2.30 Amendment to definition of Tangible Net Worth. The definition of Tangible Net Worth is hereby deleted in its entirety.

         SECTION 2.31 Amendment to Clause (b) of Section 3.1.2 (Mandatory Prepayments) of the Existing Credit Agreement. Clause (b) of Section 3.1.2 of the Existing Credit Agreement is hereby amended by deleting clause (b) in its entirety and substituting the following therefor:

                "(b)  the Borrower shall, on each date set forth below, make a scheduled repayment of the aggregate outstanding principal amount of all Term Loans in the amount set forth opposite each such date:




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                                       Amount of Required
   "Repayment Date                     Principal Repayment
    --------------                     -------------------

   January 24, 1996                     $2,000,000

   July 24, 1996                        $3,550,000

   January 24, 1997                     $3,550,000

   July 24, 1997                        $4,820,000

   September 30, 1997                   $6,080,000

   December 31, 1997                    $5,000,000

   January 24, 1998                     $5,780,000

   February 28, 1998                    $4,220,000

   July 24, 1998                        $6,280,000

   October 1, 1998                      $38,188,919 or the remaining principal
                                        amount of Term Loans outstanding on
                                        such date;

; provided, however, that at the option of the Borrower (after notice to the Agent in writing), the Borrower may defer the July 24, 1997 scheduled amortization payment until no later than September 30, 1997 (it is understood that any such deferred principal payment payable on September 30, 1997 shall be in addition to the $6,080,000 scheduled amortization payment required to be made on September 30, 1997) after payment to the Agent, for the pro rata account of the Lenders, the fee described in clause (a) of Section 3.3.4; provided, further, however, that (i) if the Borrower has reduced the aggregate amount of outstanding Term Loans to at least $60,000,000 by September 30, 1997, the scheduled principal amortization payment required on September 30, 1997 will be automatically and permanently waived, (ii) if the Borrower has reduced the aggregate amount of outstanding Term Loans to at least $55,000,000 by December 31, 1997, the scheduled principal amortization payment required on




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December 31, 1997 will be automatically and permanently waived, and (iii) if the Borrower has reduced the aggregate amount of outstanding Term Loans to at least $45,000,000 by February 28, 1998, the scheduled principal amortization payment required on February 28, 1998 will be automatically and permanently waived;"




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         SECTION 2.32  Amendment to Clause (c) of Section 3.1.2 (Mandatory
Prepayments) of the Existing Credit Agreement. Clause (c) of Section 3.1.2 of the Existing Credit Agreement is hereby amended by deleting clause (c) in its entirety and substituting the following therefor:

                 "(c)  the Parent or the Borrower, as the case may be, shall,
         (i) on the date of receipt by it or any of its Subsidiaries of any Gross Transaction Proceeds, Net Disposition Proceeds, Net Equity Proceeds, Net Debt Proceeds or Insurance Proceeds and (ii) on the date of delivery of the audited financial statements pursuant to clause (b) of Section 7.1.1 (and, in any event, on the date 90 days after the end of each Fiscal Year), in the case of Excess Cash Flow, apply (A) 100% of all such Gross Transaction Proceeds, Net Disposition Proceeds, Net Equity Proceeds, Insurance Proceeds and Net Debt Proceeds, as the case may be, and (B) 100% of all such Excess Cash Flow, to make a mandatory prepayment of the Term Loans to be applied to the installments thereof in the inverse order of the scheduled repayments of the Term Loans; provided, however, that 50% of the first $10,600,000 of Net Disposition Proceeds received by the Parent or the Borrower shall be applied pro rata to the July 24, 1997 and January 24, 1998 scheduled Term Loan principal amortization payments; and provided, further, however, that any Net Disposition Proceeds received by the Parent or the Borrower that are allocated solely to current assets (i.e., Eligible Inventory and Eligible Accounts) will be applied to make a mandatory prepayment of the Revolving Loans outstanding and 50% of any reduction to the Borrowing Base Amount (as a result of Net Disposition Proceeds arising from the sale of current assets (i.e., Eligible Inventory and Eligible Accounts)), will permanently reduce the Revolving Loan Commitment Amount by such amounts; and"

         SECTION 2.33 Amendment to Clause (e) of Section 3.1.2 of the Existing Credit Agreement. Clause (e) of Section 3.1.2 of the Existing Credit Agreement is hereby amended by deleting clause (e) in its entirety and substituting the following therefor:

                 "(e) the Borrower shall prepay Revolving Loans so that the aggregate outstanding principal amount of all Revolving Loans outstanding does not exceed (i) for the period from




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         March 27, 1997 until January 31, 1998, the greater of (a) $8,000,000 minus 50% of the aggregate amount of Net Disposition Proceeds applied to the Revolving Loans during such period and (b) $4,000,000; and (ii) from and after January 31, 1998, $4,000,000; during a five consecutive calendar day period during each calendar month (each such period, a "Clean-Down Period")."

         SECTION 2.34 Amendment to Section 3.2.1 of the Existing Credit Agreement (Rates). Clauses (a) and (b) of Section 3.2.1 of the Existing Credit Agreement are hereby amended in their entirety by substituting the following therefor:

                 "(a) on that portion maintained from time to time as Base Rate Loans, equal to the sum of the SG Base Rate from time to time in effect plus 1.75% (retroactive to all Loans outstanding on and after January 1, 1997); provided, however, that if the Borrower has not reduced the aggregate principal amount of Term Loans to at least $55,000,000 by September 30, 1997, such rate of interest shall automatically and permanently increase to the sum of the SG Base Rate from time to time in effect plus 2.25%; and

                 (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus 3.0% (retroactive to all Loans outstanding on and after January 1, 1997); provided, however, that if the Borrower has not reduced the aggregate principal amount of Term Loans to at least $55,000,000 by September 30, 1997, such rate of interest shall automatically and permanently increase to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus 3.5%."

         SECTION 2.35 Amendment to Section 3.2.2 of the Existing Credit Agreement (Post-Default Rates). Section 3.2.2 of the Existing Credit Agreement is hereby amended in its entirety by substituting the following therefor:

                 "SECTION 3.2.2. Post-Default Rates. From and after the occurrence of any Event of Default, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on all amounts payable hereunder (including fees in respect of Letters of Credit)




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         at a rate per annum equal to the rate per annum otherwise in effect plus a further margin of 4% per annum."

         SECTION 2.36 Amendment to Section 3.2.3 of the Existing Credit Agreement (Payment Dates). Clause (d) of Section 3.2.3 of the Existing Credit Agreement is hereby amended in its entirety by substituting the following therefor:

                 "(d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period; and"

         SECTION 2.37 Amendment to Article III of the Existing Credit Agreement (Deferral and Extension Fees). Article III of the Existing Credit Agreement is hereby amended to add a new Section 3.3.4 to read as follows:

                 "SECTION 3.3.4.  Deferral and Extension Fees, etc.
         The Borrower agrees to pay to the Agent for the pro rata account of the Lenders (based on each such Lender's Percentage of outstanding Term Loans) the following fees on the following dates:

                          (a) a deferral fee payable on July 24, 1997 (but
                 earned by the Lenders on March 27, 1997) in the amount of 2.50% multiplied by $4,820,000 (the amount of the scheduled Term Loan principal payment required pursuant to clause (b) of
                 Section 3.1.2), only if the Borrower exercises its option to defer such scheduled Term Loan principal payment until September 30, 1997;

                          (b) an extension fee payable on September 30, 1997
                 (but earned by the Lenders on March 27, 1997) in the amount of .50% multiplied by the aggregate amount of Term Loans outstanding on such date, only if the Borrower has not reduced the aggregate amount of Term Loans outstanding on such date to at least $55,000,000;

                          (c) an extension fee payable on December 31, 1997
                 (but earned by the Lenders on March 27, 1997) in the amount of .50% multiplied by the aggregate amount of Term Loans outstanding on such date, only if the Borrower has not reduced the aggregate amount of Term Loans outstanding on such date to at least $50,000,000; and




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

                          (d) an extension fee payable on March 31, 1998 (but
                 earned by the Lenders on March 27, 1997) in the amount of 1% multiplied by the aggregate amount of Term Loans and Revolving Loan Commitments outstanding on such date, only if the Borrower has not terminated all Commitments, not repaid all Loans and cancelled all Letters of Credit and all Obligations have not been paid in full in cash."

         SECTION 2.38 Amendment to Section 6.17 of the Existing Credit Agreement (Ownership of Stock). Section 6.17 of the Existing Credit Agreement is hereby amended in its entirety by substituting the following therefor:

                 "SECTION 6.17 Ownership of Stock. The Parent owns free and clear of all Liens (other than any Lien pursuant to the Parent Pledge Agreement), 100% of the outstanding shares of common stock (whether voting or non-voting) of the Borrower and Petroleum on a fully diluted basis. There are no outstanding options, warrants or convertible securities with respect to the shares of common stock of the Borrower."

         SECTION 2.39  Amendments to Section 7.1.1 of the Existing Credit

Agreement (Financial Information, Reports, Notices, etc). (a) Clause (a) of
Section 7.1.1 of the Existing Credit Agreement is hereby amended by (i) deleting the word "and" appearing immediately before clause (a)(ii) and substituting therefor a ","; (b) Clause (a) of Section 7.1.1. of the Existing Credit Agreement is hereby further amended by adding the following new clause
(iii) immediately prior to the period of such clause (a)(ii):

                 "and (iii) Compliance Certificate, executed by the chief financial Officer of the Parent, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in Section 7.2.4"

; (c) clause (c) of Section 7.1.1 of the Existing Credit Agreement is hereby amended by deleting the words "and (ii) a Compliance Certificate, executed by the chief financial Authorized Officer of the Parent, showing (in reasonable detail and with appropriate calculations and computations in all




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

respects satisfactory to the Agent) compliance with the financial covenants set forth in Section 7.2.4;" ; (d) clause (i) of Section 7.1.1 of the Existing Credit Agreement is hereby amended by deleting the word "and" at the end of such clause and (e) a new clause (k) and (l) are hereby added to Section 7.1.1 of the Existing Credit Agreement to read as follows:

                          "(k)  as soon as available and in any event within 2
                 Business Days after the end of each week, a comprehensive weekly report (with respect to the previous week) with respect to the Borrower's cash liquidity position and such other items as described on Annex I attached hereto; and

                          (l) as soon as available and in any event no later than May 31, 1997, a detailed operating and merchandising operation plan prepared by the president and chief operating officer of the Borrower, in form satisfactory to the Agent."

         SECTION 2.40 Amendment to Section 7.1.3 of the Existing Credit Agreement (Maintenance of Properties). Section 7.1.3 of the Existing Credit Agreement is hereby amended in its entirety by substituting the following therefor:

                 "SECTION 7.1.3. Maintenance of Properties. The Borrower and the Parent will, and will cause each of their respective Subsidiaries to, maintain, preserve, protect and keep their respective properties in good repair, working order and condition (except to the extent sold, transferred or otherwise disposed of pursuant to a Permitted Disposition), and make necessary and proper repairs, renewals (including lease payments on leasehold properties) and replacements so that the business carried on in connection therewith may be properly conducted at all times, unless the Borrower or the Parent, as the case may be, determines in good faith that the continued maintenance of any of its properties is no longer economically desirable (provided that any such determination with respect to any property material to the operations of the Borrower or any other Subsidiary of the Parent shall be made only after consultation with the Agent)."

         SECTION 2.41 Amendment to Section 7.1.4 of the Existing Credit Agreement (Insurance). Clause (d) of Section 7.1.4 of the Existing Credit Agreement is hereby amended in its entirety by substituting the following therefor:

                 "(d) All proceeds of property insurance (including with respect to any casualty or other covered occurrence) in excess of $1,000,000 in the aggregate (so long as any such insurance proceeds are used by the Borrower for the repair, replacement or restoration of any properties covered by such insurance within 180 days of the receipt thereof), shall be delivered by the Borrower or such Subsidiary (and the Parent shall cause such Subsidiary to so deliver) to the Agent and shall constitute "Insurance Proceeds," to be applied as a mandatory prepayment of the Term Loans pursuant to clause (c) of
         Section 3.1.2. Notwithstanding any provision to the contrary in this Agreement or any other Loan Document, the Agent in its sole discretion may, subject to the consent of the Required Lenders, permit the Borrower the use of such Insurance Proceeds to repair, restore or replace the property or asset which suffered the loss for which such proceeds are being paid."

         SECTION 2.42 Amendment to Article VII of the Existing Credit Agreement. A new Section 7.1.13 is hereby added in its correct numerical order to Article VII of the Existing Credit Agreement to read as follows:

                 "SECTION 7.1.13. Deposit and Pledge Agreements. The Parent and the Borrower shall deliver to the Agent prior to June 15, 1997, with respect to all bank accounts maintained with any and all depository institutions (including, in the case of any new accounts opened by the Borrower after such date), a deposit and pledge agreement or a concentration account agreement, as the case may be (relating to such account) duly authorized and executed by the Borrower and such depository institution (it is understood and agreed that the Borrower will use its best efforts to secure the signature of each such depository institution prior to June 15, 1997), along with an appropriate opinion of counsel (if required by the Agent) as to such due authorization and execution by the Borrower, in form and substance reasonably satisfactory to the Agent and its counsel. In addition, the Borrower shall not institute a new cash management system

         (including, without limitation, any replacement or material changes to the BofA Cash Management Agreement) without the prior written consent of the Agent."

         SECTION 2.43 Amendment to Section 7.2.2 of the Existing Credit Agreement. Section 7.2.2 of the Existing Credit Agreement is hereby amended in its entirety by substituting the following therefor:

                 "SECTION 7.2.2. Indebtedness. The Borrower and the Parent will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                 (a) Indebtedness in respect of the Credit Extensions and other Obligations;

                 (b) until the date of the initial Credit Extension on the Effective Date, Indebtedness identified in Item 7.2.2(b)
         ("Indebtedness to be Paid") of the Disclosure Schedule;

                 (c) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule;

                 (d) Indebtedness (other than Indebtedness described in the immediately preceding clause (c)) in an aggregate principal amount not to exceed $2,000,000 at any time outstanding in respect of Capitalized Lease Liabilities to the extent permitted by Section 7.2.7;

                 (e) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding all Indebtedness incurred through the borrowing of money and all Contingent Liabilities);

                 (f) Indebtedness in respect of Rate Protection Agreements with a Lender and entered into solely with respect to the Credit Extensions or, as to currency matters, for protection in connection with the Borrower's ordinary course of business;

                 (g) Indebtedness in an aggregate principal amount not to exceed $15,000,000 at any time outstanding in respect of the Petroleum Note;

                 (h) Indebtedness of the Parent owing to the Borrower pursuant to the Parent Inter-Company Note; and

                 (i) Obligations of the Parent under guarantees of any of its Subsidiaries' obligations to trade creditors in an aggregate amount outstanding not to exceed $10,000,000; provided that (i) each of such guaranties have an expressly stated limited amount and are for a term of no more than one year and (ii) the identity of the beneficiaries of such guaranties is provided in writing to the Agent;

         provided, however, that no Indebtedness pursuant to clause (d) may be incurred if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing."

         SECTION 2.44 Amendment to Section 7.2.4 of the Existing Credit Agreement (Financial Condition). Section 7.2.4 of the Existing Credit Agreement is hereby amended (retroactive to December 29, 1996) in its entirety by substituting the following therefor:

                 "(a) the Interest Coverage Ratio, as of the last day of each calendar month of each Fiscal Year set forth below, to be less than the ratio set forth opposite such fiscal month of each Fiscal Year:

                                                            Minimum Interest
        Month/Fiscal Year                                   Coverage Ratio
       -------------------                                  --------------
          March, 1997                                         0.16:1.00

          April, 1997                                         0.23:1.00

          May, 1997                                           0.47:1.00

          June, 1997                                          1.02:1.00

                                                            Minimum Interest
        Month/Fiscal Year                                   Coverage Ratio
       -------------------                                  --------------

          July, 1997                                          1.42:1.00

          August, 1997                                        1.71:1.00

          September, 1997                                     2.14:1.00

          October, 1997                                       2.49:1.00

          November, 1997                                      2.61:1.00

          December, 1997                                      2.91:1.00

          January, 1998                                       3.06:1.00

          February, 1998                                      3.08:1.00

          March through May, 1998                             3.19:1.00

          June, 1998 and thereafter;                          3.35:1.00

                 (b) the Fixed Charge Coverage Ratio, as of the last day of each fiscal month of each Fiscal Year set forth below, to be less than the ratio set forth opposite such fiscal month:

                                                              Fixed Charge
          Month/Fiscal Year                                   Coverage Ratio
         -------------------                                  --------------

          March, 1997                                         0.10:1.00

          April, 1997                                         0.14:1.00

          May, 1997                                           0.25:1.00

          June, 1997                                          0.53:1.00

          July, 1997                                          0.71:1.00

          August, 1997                                        0.83:1.00

          September, 1997                                     1.02:1.00

                                                              Fixed Charge
          Month/Fiscal Year                                   Coverage Ratio
         -------------------                                  --------------

          October, 1997                                       1.17:1.00

          November, 1997                                      1.22:1.00

          December, 1997                                      1.35:1.00

          January, 1998                                       1.35:1.00

          February, 1998                                      1.36:1.00

          March through May, 1998                             1.40:1.00

          June, 1998 and
           thereafter;                                        2.05:1.00

                 (c) Cumulative EBITDA, as of the last day of each fiscal month of each Fiscal Year set forth below, to be less than the amount set forth opposite such fiscal month:

          Month/Fiscal Year                                 Cumulative EBITDA
         -------------------                                -----------------
          March, 1997                                           $700,000

          April, 1997                                          $1,100,000

          May, 1997                                            $2,100,000

          June, 1997                                           $4,700,000

          July, 1997                                           $7,200,000

          August, 1997                                         $9,600,000

          September, 1997                                     $13,300,000

          October, 1997                                       $16,800,000

          November, 1997                                      $19,100,000

          Month/Fiscal Year                                 Cumulative EBITDA
         -------------------                                -----------------

          December, 1997                                      $23,000,000

          January, 1998                                       $23,100,000

          February, 1998                                      $23,200,000

          March through May, 1998                             $23,700,000

          June, 1998 and thereafter;                          $25,400,000

                 (d) the SGA Margin, as of the last day of each Fiscal Quarter, to be greater than the percentage set forth below:

                     Fiscal Quarter                                           SGA Margin
                     --------------                                           ----------
    The first Fiscal Quarter of the 1997 Fiscal Year                          3.40:1.00

   The second Fiscal Quarter of the 1997 Fiscal Year                          3.20:1.00
    The third Fiscal Quarter of the 1997 Fiscal Year                          3.20:1:00

   The fourth Fiscal Quarter of the 1997 Fiscal Year                          3.00:1:00

    The first Fiscal Quarter of the 1998 Fiscal Year                          3.00:1:00
                    and thereafter."

         SECTION 2.45 Amendment to Section 7.2.5 of the Existing Credit Agreement (Investments). Section 7.2.5 of the Existing Credit Agreement is hereby amended by deleting clause (f) in its entirety and substituting the following therefor:

                          "(f)    [Reserved];"

         SECTION 2.46 Amendment to Section 7.2.6 of the Existing Credit Agreement (Restricted Payments). Clause (b)(i) of Section 7.2.6 of the Existing Credit Agreement is hereby amended by deleting the proviso thereof and substituting the following therefor:

         "provided, however, that the Parent may, with respect to any shares of Series H Preferred Stock, declare and pay dividends thereon solely in the form of additional shares of Series H Preferred Stock, in accordance with the terms of such Series H Preferred Stock as in effect on the date of the Consent and Limited Waiver, dated as of January 27, 1997, among the Lenders signatories thereto, the Agent, the Parent and the Borrower."

         SECTION 2.47 Amendment to Section 7.2.7 of the Existing Credit Agreement (Capital Expenditures). Section 7.2.7 of the Existing Credit Agreement is hereby amended in its entirety by substituting the following therefor:

                 "SECTION 7.2.7. Capital Expenditures, etc. The Borrower and the Parent will not, and will not permit any of their respective Subsidiaries to, make or, without duplication, commit to make Capital Expenditures in any Fiscal Year, except

                          (a) Cumulative Capital Expenditures (other than Capitalized Lease Liabilities) of the Borrower and other Subsidiaries of the Parent which do not aggregate in any fiscal month of any Fiscal Year the amount set forth opposite such fiscal month of such Fiscal Year listed below;

                 Month/Fiscal Year                        Cumulative Capital
                 -----------------                        ------------------
                                                             Expenditures
                                                             ------------
                 March, 1997                                 $ 1,500,000

                 April, 1997                                 $ 2,100,000

                 May, 1997                                   $ 2,800,000

                 June, 1997                                  $ 3,600,000

                 July, 1997                                  $ 4,500,000

                 August, 1997                                $ 5,300,000

                 September, 1997                             $ 6,200,000

                 October, 1997                               $ 7,000,000

                 November, 1997                              $ 7,700,000

                 Month/Fiscal Year                        Cumulative Capital
                 -----------------                        ------------------
                                                             Expenditures
                                                             ------------
                 [S]                                          [C]
                 December, 1997                               $8,500,000

                 January, 1998 and                            $8,600,000
                 thereafter

         ; provided, however, that the Borrower may not carry-forward any unused Capital Expenditures to the next Fiscal Year; and

                          (b) Capitalized Lease Liabilities which do not aggregate in any Fiscal Year in excess of $500,000."

         SECTION 2.48 Amendment to Section 7.2.10 of the Existing Credit Agreement (Consolidation, Merger, etc.). Section 7.2.10 of the Existing Credit Agreement is hereby amended in its entirety by substituting the following therefor:

                 "SECTION 7.2.10. Consolidation, Merger, etc. Other than the consummation of the Merger, the Borrower and the Parent will not, and will not permit any of their respective Subsidiaries to, liquidate or dissolve, consolidate or amalgamate with, or merge into or with, any other Person, or purchase or otherwise acquire all or any substantial part of the assets or stock of any Person (or of any division thereof)."

         SECTION 2.49 Amendment to Section 7.2.11 of the Existing Credit Agreement (Asset Dispositions, etc.). Section 7.2.11 of the Existing Credit Agreement is hereby amended in its entirety by substituting the following therefor:

                 "SECTION 7.2.11. Asset Dispositions, etc. The Borrower and the Parent will not, and will not permit any of their respective Subsidiaries to, sell, transfer, lease, contribute or otherwise convey or dispose of, or grant options, warrants or other rights with respect to, all or any part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, except

                          (a) if such sale, transfer, lease, contribution or conveyance is of Inventory in the ordinary course of its business; or

                          (b) if such assets are worn or obsolete and the net book value of such assets, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed by the Borrower, the Parent or any of their respective Subsidiaries pursuant to this clause during the Fiscal Year in which such assets are to be sold, transferred, leased, contributed or conveyed, does not exceed $1,000,000 in the aggregate."

         SECTION 2.50 Amendment to Section 7.2.13 of the Existing Credit Agreement (Transactions with Affiliates). Section 7.2.13 of the Existing Credit Agreement is hereby amended in its entirety by substituting the following therefor:

                 "SECTION 7.2.13. Transactions with Affiliates. The Borrower and the Parent will not, and will not permit any of their respective Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with, any of its other Affiliates unless such arrangement or contract is on fair and reasonable terms and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates."

         SECTION 2.51 Amendment to Section 7.2.19 of the Existing Credit Agreement (Activities of Certain Subsidiaries of the Parent). Section 7.2.19 of the Existing Credit Agreement is hereby amended in its entirety by substituting the following therefor:

                 "SECTION 7.2.19 Activities of Certain Subsidiaries of the Parent. Without limiting the effect of any provision contained in this Article VII, Petroleum of California will not engage in any business activity other than owning and operating gasoline stations in California and Arizona"

         SECTION 2.52 Amendment to Section 8.1.1 of the Existing Credit Agreement (Non-Payment of Obligations). Section 8.1.1 of the Existing Credit Agreement is hereby amended by deleting the words "10 Business Days" appearing in clause (c) of such Section and substituting therefor the words "5 Business Days".

         SECTION 2.53 Amendment to Section 8.1.3 of the Existing Credit Agreement (Non-Performance of Certain Covenants and Obligations). Section
8.1.3 of the Existing Credit Agreement is hereby amended by adding the words ",
Section 7.1.13" immediately following the words "7.1.11".

         SECTION 2.54 Amendment to Section 10.8 of the Existing Credit Agreement (Copies, Etc.). Section 10.8 of the Existing Credit Agreement is hereby amended by adding the following new sentence to the end of such definition:

                 "The Borrower will simultaneously deliver copies to each Lender of all communications being sent to the Agent."

         SECTION 2.55 Amendment to Section 11.15 of the Existing Credit Agreement (Forum Selection and Consent to Jurisdiction). The first sentence of
Section 11.15 of the Existing Credit Agreement is hereby amended by substituting the following therefor:

         "TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, THE BORROWER OR THE PARENT MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT, INCLUDING, WITHOUT LIMITATION, AGAINST ANY COLLATERAL OR OTHER PROPERTY, MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY OTHER JURISDICTION."

         SECTION 2.56 Amendment to Schedule III of the Existing Credit Agreement (Capital Expenditure Levels II and III). Schedule III of the Existing Credit Agreement is hereby deleted in its entirety.

                                  ARTICLE III
                              CONDITIONS PRECEDENT

         SECTION 3.1 Conditions to Effectiveness of Article II. The limited waiver and amendments set forth in Article II shall become effective upon the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article III (the "Effective Date").

         SECTION 3.2 Resolutions, etc. The Agent shall have received from the Parent, Petroleum and the Borrower and each other Obligor party to a Loan Document, a certificate, dated the date of the initial Credit Extension, of its Secretary or Assistant Secretary as to

                 (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Amendment Agreement and each other Loan Document to be executed by it; and

                 (b) the incumbency and signatures of the officers of the Parent, Petroleum and the Borrower and each such other Obligor authorized to act with respect to this Amendment Agreement and each other Loan Document as is to be executed by it, upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of the Parent, Petroleum and the Borrower each other Obligor canceling or amending such prior certificate.

         SECTION 3.3 Amendment Fee. The Borrower shall have paid to the Agent, for the pro rata account of each Lender in accordance with their respective Commitment Amounts, a non-refundable amendment fee in the amount of .25% multiplied by the aggregate amount of all outstanding Term Loans and Revolving Loan Commitments on the Effective Date.

         SECTION 3.4 Stockholders' Acknowledgment and Confirmation. The Agent shall have received, with a copy for each Lender, a duly executed Stockholders' Acknowledgment and Confirmation, dated as of the Effective Date, substantially in the form of Exhibit B hereto, duly executed and delivered by each party thereto, with respect to the Stockholders' Letter of Understanding acknowledging the terms and conditions of this Amendment Agreement, and agreeing that the terms and provisions thereof remain in full force and effect.

         SECTION 3.5 Affirmation and Acknowledgement. The Agent shall have received an Affirmation and Acknowledgement, dated as of the Effective Date, substantially in the form of Exhibit A hereto, duly executed and delivered by each Obligor that is a party to the Security Agreements and the Pledge Agreements and each other Loan Document which was executed and delivered pursuant to the Existing Credit Agreement.

         SECTION 3.6 Agent's Closing Fees, Expenses, etc. The Agent shall have received for its own account, and for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Section
11.3 (including consulting and legal fees and expenses).

         SECTION 3.7 Opinion of Counsel. The Agent and the Lenders shall have received a legal opinion, dated the Effective Date, in form and substance satisfactory to the Agent from Bracewell & Patterson, L.L.P, as to such matters as the Agent may reasonably request.

         SECTION 3.8 Execution of Counterparts. The Agent shall have received counterparts of this Amendment Agreement duly executed by the Borrower, the Parent, the Agent and the Lenders, and duly acknowledged by Petroleum, each of which counterparts shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 3.9 Representations and Warranties. The Agent shall have received a certificate executed by the chief financial Authorized Officer of each of the Parent and the Borrower certifying that the representations and warranties set forth in Article VI of the Credit Agreement and in the other Loan Documents are true and correct in all material respects as of the Effective Date, and that no Default or Event of Default has occurred and is continuing.

         SECTION 3.10 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower, the Parent or any other Obligor shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.

                                   ARTICLE IV
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

         In order to induce the Lenders and the Agent to enter into this Amendment Agreement, the Borrower and the Parent jointly and severally represent and warrant unto the Agent, each Issuer and each Lender as set forth in this Article IV.

         SECTION 4.1 Compliance With Warranties. The representations and warranties set forth in Article VI of the Credit Agreement and in each other Loan Document delivered in connection herewith or therewith are true and correct in all material respects with the same effect as if made on and as of the Effective Date (unless stated to relate solely to an earlier date).

         SECTION 4.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each of the Borrower, Petroleum and the Parent of this Amendment Agreement and each Loan Document to be executed by it in connection with the terms and conditions hereof, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower's or the Parent's Organic Documents, (ii) contravene or result in a default under any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or the Parent or (iii) result in, or require the creation or imposition of, any Lien (except as contemplated in or created by the Loan Documents).

         SECTION 4.3 Validity, etc. This Amendment Agreement has been duly executed and delivered and is, and each other Loan Document to be executed and delivered by the Borrower, Petroleum or the Parent, as the case may be, will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower and the Parent, as the case may be, enforceable in accordance with their respective terms; subject in each case to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law). Each of such Loan Documents which purports to create a security interest creates a valid first priority security interest in the Collateral subject thereto, subject only to Liens permitted by Section 7.2.3, securing the payment of the Obligations.

         SECTION 4.4 No Material Adverse Change. There has been no event or occurrence, nor has any fact or state of facts existed, which could reasonably be expected to have a material adverse change in the financial condition, operations, assets, business, properties, revenues or prospects of the Parent and its Subsidiaries or the Borrower and its Subsidiaries, taken as a whole.

         SECTION 4.5 Compliance With Credit Agreement. As of the execution and delivery of this Amendment Agreement and as of the Effective Date, each of the Borrower, the Parent and each other Obligor is in compliance with all the terms and conditions of the Credit Agreement and the other Loan Documents to be observed or performed by it, and no Default has occurred and is continuing.

                                   ARTICLE V
                            MISCELLANEOUS PROVISIONS

         SECTION 5.1 Ratification of Existing Credit Agreement. The Existing Credit Agreement, as expressly amended by the terms hereof, is hereby ratified, approved and confirmed in each and every respect. Except as specifically amended herein, the Existing Credit Agreement shall continue in full force and effect in accordance with the provisions thereof and except as expressly set forth herein the provisions hereof shall not operate as a waiver of any right, power or privilege of the Agent and the Lenders nor shall the entering into of this Amendment Agreement preclude the Lenders from refusing to enter into any further or future amendments. This Amendment Agreement shall be deemed to be a "Loan Document" for all purposes of the Credit Agreement and all other Loan Documents.

         SECTION 5.2 Consent and Acknowledgment of Guarantors, etc. By their signatures below, each of the Parent and Petroleum, each in their capacity as a guarantor and (where applicable) as a grantor of collateral security under a Loan Document, hereby acknowledge, consent and agree to this Amendment Agreement and hereby ratify and confirm their respective obligations under each guaranty and Loan Document executed and delivered by it in all respects.

         SECTION 5.3 Existing Credit Agreement, References, etc. All references to the Existing Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Existing Credit Agreement as modified hereby. As used in the Existing Credit Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the applicable

Effective Date, the Existing Credit Agreement as modified by this Amendment Agreement.

         SECTION 5.4 Headings. The various headings of this Amendment Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment Agreement or any provisions hereof.

         SECTION 5.5 Governing Law; Entire Agreement. THIS AMENDMENT AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. This Amendment Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto. This Amendment Agreement and the provisions contained herein may be modified only by an instrument in writing executed by the Borrower, the Parent, the Agent and the Lenders.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                        E-Z SERVE CONVENIENCE STORES, INC.,
                                           as the Borrower



                                        By: /s/ John T. Miller
                                           _________________________________
                                           Title: Sr. Vice President


                                        E-Z SERVE CORPORATION, as the
                                           Guarantor/Parent



                                        By: /s/ John T. Miller
                                           _________________________________
                                           Title: Sr. Vice President


                                        SOCIETE GENERALE, as the Agent



                                        By:_________________________________

                                        Title:

                                        LENDERS:


                                        SOCIETE GENERALE



                                        By:________________________________
                                           Title:


                                        BANK OF AMERICA TEXAS, N.A.



                                        By:_________________________________
                                           Title:


                                        BANK ONE, LOUISIANA, N.A.



                                        By:_________________________________
                                           Title:


                                        AMSOUTH BANK OF ALABAMA



                                        By:_________________________________
                                           Title:


                                        HELLER FINANCIAL, INC.



                                        By:__________________________________
                                           Title:


                                        THE FIRST NATIONAL BANK OF BOSTON

                                        By:__________________________________
                                           Title:

ACKNOWLEDGED, CONFIRMED
AND AGREED TO WITH RESPECT
TO SECTION 5.2:

E-Z SERVE PETROLEUM MARKETING, INC.



By:_______________________________
   Title:




                                     -36-